SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                         ---------------------------


                                   FORM 8-A

         FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
         SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934


                 MUNIHOLDINGS CALIFORNIA INSURED FUND IV, INC.
                 ---------------------------------------------

            (Exact name of registrant as specified in its charter)




          Maryland                            Applied For
----------------------------          ----------------------------------
(State of incorporation or            (IRS employer identification no.)
 organization)


MuniHoldings California Insured Fund                             08536
IV, Inc.                                                      --------------
800 Scudders Mill Road                                         (zip code)
Plainsboro, New Jersey
-------------------------------------
(Address of principal executive
offices)


Securities to be registered pursuant to Section 12(b) of the Act:


Title of each class to be                  Name of each exchange on which
so registered                              each class is to be registered
-------------------------                  ------------------------------
Shares of Common Stock,                    New York Stock Exchange
par value $.10 per share

Securities to be registered pursuant to Section 12(g) of the Act:

None

     If this form relates to the                If this form relates to the
     registration of a class of                 registration of a class of
     securities pursuant to Section             securities pursuant to Section
     12(b) of the Exchange Act and              12(g) of the Exchange Act and
     is effective pursuant to                   is effective pursuant to
     General Instruction A.(c),                 General Instruction A.(d),
     please check the following                 please check the following
     box.  |X|                                  box.  | |

Item 1.  Description of Registrant's Securities to be Registered.

     The section captioned "Description of Capital Stock" in the Registrant's prospectus dated January 26, 1999, forming a part of the Registrant's Registration Statement on Form N-2 (Nos. 333-68009, and 811-09113) (the "Registration Statement"), as filed with the Securities and Exchange Commission (the "Commission") on January 26, 1999, is incorporated herein by reference.

Item 2.  Exhibits.

(I) The following exhibits have been filed with the Commission:

          (1)   Form of Certificate for Common Stock.*

          (2) Portions of the Charter and the By-Laws of the Registrant defining the rights of holders of Common Stock**

(II) The following exhibits are to be filed with the New York Stock Exchange only:

          (1)   Not applicable.
          (2)   Not applicable.
          (3)   Not applicable.
          (4)   (a) Charter of the Registrant.
                (b) By-Laws of the Registrant.
          (5)   Specimen Certificate for Common Stock.
          (6)   Not applicable.

__________________
*   Incorporated by reference to Exhibit (d)(2) to the Registration Statement.

**  Incorporated by reference to Exhibit (d)(1) to the  Registration Statement.

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                              MUNIHOLDINGS CALIFORNIA INSURED
                                              FUND IV, INC.
                                              (Registrant)



                                              By:   /s/ Alice A. Pellegrino
                                                    -----------------------
                                                    Name:   Alice A. Pellegrino
                                                    Title:  Secretary

February 1, 1999